Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements are based on the historical consolidated financial statements of PDC 2002-B Limited Partnership (this “Partnership”) and have been adjusted to give effect to the divestiture of its Piceance Basin oil and gas properties (the “Divestiture”). The unaudited pro forma condensed balance sheet as of March 31, 2013 gives effect to the Divestiture as if it had occurred on March 31, 2013. The unaudited pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 and the three month periods ended March 31, 2013 and 2012 give effect to the Divestiture as if it had occurred on January 1, 2011. The unaudited pro forma condensed information has been prepared using estimates based on preliminary amounts and is subject to customary adjustments.

The unaudited pro forma condensed information should be read in conjunction with this Partnership's historical consolidated financial statements and accompanying notes which are included in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed on March 15, 2013 with the U.S. Securities and Exchange Commission (the “SEC”), and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed on May 10, 2013 with the SEC.

The results of operations for the three month periods ended March 31, 2013 and 2012 included in this Partnership's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 give effect to the Divestiture as discontinued operations. Therefore, no pro forma adjustments have been reflected in the condensed statements of operations for the three month periods ended March 31, 2013 and 2012.

The pro forma condensed statements of operations for the years ended December 31, 2012 and 2011 include the following adjustments:

•	Natural gas, NGL and crude oil sales have been adjusted downward to reflect the reduction in revenue related to assets being divested; and

•
Natural gas, NGL and crude oil production costs, depreciation, depletion and amortization and accretion of asset retirement obligations have been adjusted downward to reflect the costs and expenses associated with the assets being divested.

The pro forma condensed balance sheet as of March 31, 2013 includes the following adjustments:

•	The sales price, net of selling fees and other preliminary adjustments, is reflected in cash and cash equivalents;

•	The adjustments to assets and liabilities held for sale, other current assets and current liabilities reflect a reduction in the value of the assets and related liabilities being divested; and

•	The net gain on these transactions is reflected as an adjustment to partners' equity.

PDC 2002-B LIMITED PARTNERSHIP
Pro Forma Condensed Statements of Operations
(unaudited)

	Three Months Ended March, 31
	2013			2012
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$56,243	$—	$56,243	$75,644	$—	$75,644
Commodity price risk management gain, net	(19,945)	—	(19,945)	61,124	—	61,124
Total revenues	36,298	—	36,298	136,768	—	136,768

Operating costs and expenses:
Natural gas, NGLs and crude oil production costs	30,102	—	30,102	22,071	—	22,071
Direct costs - general and administrative	30,686	—	30,686	28,858	—	28,858
Depreciation, depletion and amortization	17,574	—	17,574	48,721	—	48,721
Accretion of asset retirement obligations	2,775	—	2,775	2,578	—	2,578
Total operating costs and expenses	81,137	—	81,137	102,228	—	102,228

Income (loss) from continuing operations	$(44,839)	$—	$(44,839)	$34,540	$—	$34,540

Interest income	5	—	5	5	—	5

Net income (loss) from continuing operations	$(44,834)	$—	$(44,834)	$34,545	$—	$34,545

Net income (loss) allocated to partners	$(44,834)	$—	$(44,834)	$34,545	$—	$34,545
Less: Managing General Partner interest in net income (loss)	(8,967)	—	(8,967)	6,909	—	6,909
Net income (loss) allocated to Investor Partners	$(35,867)	$—	$(35,867)	$27,636	$—	$27,636

Net income (loss) per Investor Partner unit	$(64)		$(64)	$49		$49

Investor Partner units outstanding	559.02		559.02	559.02		559.02

PDC 2002-B LIMITED PARTNERSHIP
Pro Forma Condensed Consolidated Statements of Operations
(unaudited)

	Year Ended December, 31
	2012			2011
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$328,029	$(132,222)	$195,807	$618,793	$(208,227)	$410,566
Commodity price risk management gain, net	43,298	—	43,298	162,038	—	162,038
Total revenues	371,327	(132,222)	239,105	780,831	(208,227)	572,604

Operating costs and expenses:
Natural gas, NGLs and crude oil production costs	263,214	(165,911)	97,303	253,578	(131,857)	121,721
Direct costs - general and administrative	127,801	—	127,801	308,164	—	308,164
Depreciation, depletion and amortization	208,705	(55,450)	153,255	345,783	(76,189)	269,594
Accretion of asset retirement obligations	14,442	(3,839)	10,603	9,815	(3,609)	6,206
Loss on impairment of natural gas and crude oil properties	1,078,355	—	1,078,355	328,097	(328,097)	—
Total operating costs and expenses	1,692,517	(225,200)	1,467,317	1,245,437	(539,752)	705,685

Income (loss) from continuing operations	$(1,321,190)	$92,978	$(1,228,212)	$(464,606)	$331,525	$(133,081)

Interest income	21	—	21	86	—	86

Net income (loss) from continuing operations	$(1,321,169)	$92,978	$(1,228,191)	$(464,520)	$331,525	$(132,995)

Net income (loss) allocated to partners	$(1,321,169)	$92,978	$(1,228,191)	$(464,520)	$331,525	$(132,995)
Less: Managing General Partner interest in net income (loss)	(264,234)	18,596	(245,638)	(92,904)	66,305	(26,599)
Net income (loss) allocated to Investor Partners	$(1,056,935)	$74,382	$(982,553)	$(371,616)	$265,220	$(106,396)

Net income (loss) per Investor Partner unit	$(1,891)		$(1,758)	$(665)		$(190)

Investor Partner units outstanding	559.02		559.02	559.02		559.02

PDC 2002-B LIMITED PARTNERSHIP
Pro Forma Condensed Balance Sheet
(unaudited)

	March 31, 2013
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$10,106	$435,290	$445,396
Other current assets	179,892	(80,426)	99,466
Total current assets	189,998	354,864	544,862
Properties and equipment, net	600,661	—	600,661
Assets held for sale	272,904	(272,904)	—
Other assets	51,010	—	51,010
Total Assets	$1,114,573	$81,960	$1,196,533

Liabilities and Shareholders' Equity
Liabilities
Current liabilities	$125,037	$(44,435)	$80,602
Asset retirement obligations	160,955	—	160,955
Liabilities held for sale	66,082	(66,082)	—
Total liabilities	352,074	(110,517)	241,557

Commitments and contingent liabilities

Partners' equity:
Managing General Partner	224,231	38,496	262,727
Limited Partners - 559.02 units issued and outstanding	538,268	153,981	692,249
Total Partners' equity	762,499	192,477	954,976
Total Liabilities and Equity	$1,114,573	$81,960	$1,196,533